UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2014

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On August 12, 2014, Cree, Inc., a North Carolina corporation (the “Company”), entered into a credit agreement and a line of credit note (collectively, the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender.

The Credit Agreement provides for a $150.0 million unsecured revolving line of credit, under which the Company may borrow, repay and reborrow loans from time to time prior to its scheduled maturity date of August 12, 2017 (the “Maturity Date”). Proceeds of loans made under the Credit Agreement may be used for working capital, capital expenditures, acquisitions and other general corporate purposes. The Company may prepay the loans under the Credit Agreement in whole or in part at any time without premium or penalty, subject to customary breakage costs. The Company’s existing and future material domestic subsidiaries are required to guarantee its obligations under the Credit Agreement.

The loans bear interest, at the Company’s option, at either a daily one month LIBOR rate or a LIBOR rate, each as determined in accordance with the Credit Agreement, and in each case plus a spread of 0.70% to 1.45% (depending on a ratio of funded debt to EBITDA as determined in accordance with the Credit Agreement). Principal, together with all accrued and unpaid interest, is due and payable on the Maturity Date. The default rate under the Credit Agreement is an additional 4% per annum over the otherwise applicable rate.

The Company is also obligated to pay a quarterly fee, payable in arrears, based on the daily unused amount of the line of credit at a rate of 0.08% to 0.18%, with such rate determined based on the ratio described above.

The Credit Agreement contains customary affirmative and negative covenants, including the required compliance with financial covenants described below, as well as customary events of default. The Credit Agreement requires the Company to maintain a ratio of consolidated funded indebtedness to EBITDA equal to or less than 3.00 to 1.00, and a ratio of consolidated EBITDA to interest expense greater than or equal to 3.00 to 1.00, in each case determined in accordance with the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
Exhibit 10.1	Credit Agreement, dated August 12, 2014, by and between Cree, Inc. and Wells Fargo Bank, National Association
Exhibit 10.2	Revolving Line of Credit Note, dated August 12, 2014, issued by Cree, Inc. to Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Michael E. McDevitt
Michael E. McDevitt
Executive Vice President and Chief Financial Officer

Date: August 12, 2014

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Credit Agreement, dated August 12, 2014, by and between Cree, Inc. and Wells Fargo Bank, National Association
Exhibit 10.2	Revolving Line of Credit Note, dated August 12, 2014, issued by Cree, Inc. to Wells Fargo Bank, National Association